Exhibit 3.1

SECRETARY OF THE STATE OF CONNECTICUT
MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTCUT SECRETARY OF THE STATE. P 0 BOX 150470. HARTFORD. CT 06115-0470 DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET HARTFORD, CT 08108 PHONE: 860-509-6003WEBSITE: www.concprri-sots ct goy

CERTIFICATE OF AMENDMENT
STOCK CORPORATION
USE INK COMPLETE ALL SECTIONS PRINT OR TYPE. ATTACH 81/2X11 SHEETS IF NECESSARY

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):		FILING FEE: $100

NAME:	Leonard Rodriguez, Esq.	MAKE CHECKS PAYABLE
TO "SECRETARY OF THE STATE"
ADDRESS:	UIL Holdings Corporation

157 Church St., 16th Fl.

CITY:	New Haven

STATE:	CT ZIP: 06510

1. NAME OF CORPORATION:
UIL Holdings Corporation

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):
☒ A. AMENDED

☐B. RESTATED

☐C. AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. TEXT OF EACH AMENDMENT 1 RESTATEMENT:

Section 6 is amended by adding the following to the end thereof:

"A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee's election; provided, however, that if the number of nominees for director exceeds the number of directors so elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote on such election of directors at any meeting of the shareowners held to elect directors."

4. VOTE INFORMATION (CHECK A, B OR C):

☒A.	THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐B.	THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐C.	THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

5. EXECUTION:

	DATED THIS	21st	DAY OF	MAY	, 2014

	NAME OF SIGNATORY (print or type)		CAPACITY/TITLE OF SIGNATORY		SIGNATURE
	Sigrid Kun		Assistant General Counsel, Vice President and Secretary		/s/ Sigrid Kun